Exhibit 10.9

GRANT AGREEMENT

Director Name:	<Full Name>	ID:	<No>

Grant Date:	<Grant Date>

Grant Number:	<Grant No.>

Grant Price:	<Grant Price>

Award Amount:	<No. of Shares>

Award Type:	Stock Options

Plan:	2015 Stock Incentive Plan

Vesting Schedule:	This Option shall vest on the first anniversary of the date hereof

Stock Options

THIS GRANT AGREEMENT, as of the Grant Date set forth above between HEWLETT PACKARD ENTERPRISE COMPANY, a Delaware corporation (the “Company”), and the Director named above, is entered into as follows:

WHEREAS, the Company has established the Hewlett Packard Company Enterprise 2015 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Director and is made a part hereof, and, unless otherwise defined in this Grant Agreement, any capitalized terms in this Grant Agreement shall have the meanings ascribed to them in the Plan; and

WHEREAS, the Director has elected to receive a portion of his or her annual retainer in the form of an option under the Plan, as hereinafter set forth;

NOW THEREFORE, the parties hereby agree that in consideration of services rendered and to be rendered, the Company grants the Director an option (the “Option”) to purchase the number of shares noted above of its $0.01 par value common stock (the “Shares”) upon the terms and conditions set forth herein and in accordance with the terms and conditions of the Plan.

1.	This Option is granted under and pursuant to the Plan and is subject to each and all of the provisions thereof.

2.	The Option price shall be the per Share Grant Price set forth above.

3.	This Option is not transferable by the Director otherwise than by will or the laws of descent and distribution, and is exercisable only by the Director during his or her lifetime. This Option may not be transferred, assigned, pledged, or hypothecated by the Director during his or her lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process.

4.	Except as provided in Section 7 below, the Shares underlying this Option shall vest and become exercisable in full on the one-year anniversary of the Grant Date, subject to the Director’s continuous service through such date.

5.	This Option will expire ten years from the Grant Date set forth above, unless sooner terminated or canceled in accordance with the provisions of the Plan and this Grant Agreement. The Director must exercise this Option, if at all, on a day the New York Stock Exchange is open for trading and on or before the expiration date noted above. The Director shall be solely responsible for exercising this Option, if at all, prior to its expiration date. The Company shall have no obligation to notify the Director of this Option’s expiration.

6.	This Option may be exercised by delivering to the Secretary of HP (or his or her delegate) a written notice stating the number of Shares as to which the Option is exercised (which notice must be accompanied by payment of the full Option price for such Shares), or by any other method HP has approved.

7.	All rights of the Director in this Option, to the extent that it has not been exercised, shall terminate upon the termination of the Director’s service prior to the vesting date, provided that the Option shall vest in full upon the death of the Director prior to the vesting date. The Director may, by written notice to the Company, designate one or more persons, including his or her legal representative, who shall by reason of the Director’s death acquire the right to exercise all or a portion of the Option. The person so designated must exercise this Option within the term of this Option set forth in Section 5 above. The person designated to exercise this Option after the Director’s death shall be bound by the provisions of the Plan and this Grant Agreement.

8.	The Director hereby designates the following person(s) as the one(s) who may exercise this Option after his or her death as provided above:

Name:                                          Relationship:

Name:                                          Relationship:

The Director agrees that the designation above shall apply to this Option and all previous options granted to the Director under the Plan, and this designation shall supersede all previous designations, unless the Director indicates otherwise.

The Director may change the above designation at any time by filing with the Secretary of the Company (or his or her delegate) a written notice of change.

9.	Regardless of any action the Company takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the Director acknowledges that the ultimate liability for all Tax-Related Items legally due by the Director is and remains the Director’s responsibility and that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any Shares acquired at exercise, the receipt of any dividends, or the sufficiency of any payments made for or by the Director to satisfy the Tax-Related Items; and (ii) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Director’s liability for Tax-Related Items.

10.	No Shares will be issued in connection with the Option if the issuance of such Shares would constitute a violation of any Applicable Laws.

11.	Until the Shares are issued upon exercise of the Option and the Director becomes a holder of record of the Shares, the Director shall not be entitled to any of the rights or benefits generally accorded to stockholders.

12.	The Director agrees to receive stockholder information, including copies of any annual report, proxy and Form 10-K, from the investor relations section of the Company’s web site at [www.hpe.com]. The Director acknowledges that additional copies of the Plan, Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary (or his or her delegate).

IN WITNESS WHEREOF, the parties have executed this Grant Agreement in duplicate the day and year first above written.

HEWLETT PACKARD ENTERPRISE COMPANY

By
Meg Whitman
CEO and President

By
Alan May
Executive Vice President, Human Resources

Signed
<Full Name>

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